Exhibit 10.19

A BC Project

Offcie Asset Management Agreement

Party A:

Legal representative:

address:

Party B:

Legal representative:

address:

Whereas:

1. Party A legally owns                                                                   (hereinafter referred to as “the project”) has the right to be leased to external parties for leasing and commercial office use. Please see “Attachment 1” for the property details of this project.

2. Party A fully recognizes Party B’s ability and experience in the field of project management, and agrees to entrust Party B and its subsidiaries to be fully responsible for the asset operation and management of the above projects. Party B agrees to accept the entrustment.

To this end, Party A and Party B have signed this Agreement through friendly negotiation in accordance with the provisions of the Civil Code of the People’s Republic of China and other laws and regulations, and based on the principles of good faith, equality, voluntariness and mutual benefit, for the purpose of mutual compliance.

1	Project Overview

1.1	project’s venue:

1.2	Project area: Property certificate area of part of the house above ground square meters.

1.3	Cooperation period: starting from the date the project is delivered to Party B (“delivery date”), a total of months. During this period, Party A can gradually take back the entrusted management area from Party B due to its own development needs and does not assume any liability for breach of contract. After the cooperation period expires, Party B has the priority to renew the contract.

1.4	Delivery date: tentatively scheduled for Year 【 】moon 【 】 day (specifically, the date recorded in the delivery document signed by both parties shall prevail).

2	Party B’s entrusted content and scope of work

2.1	Pre-operation work: Party B is responsible for the early-stage market and customer positioning, product positioning, etc. of the project, and must provide Party A with decoration design consulting and IT intelligent information design consulting services;

2.2	Investment agency work: After the project is launched, Party B is responsible for completing the investment agency, marketing and publicity work of the project according to the investment plan, and must provide Party A with project investment work reports on a regular basis;

2.3	Operation and management work: At the same time, Party B is responsible for assisting Party A in completing the daily operation and tenant management of the project, and must provide Party A with project operation and management work reports on a regular basis;

2.4	Cost settlement: Party B must conduct financial reconciliation and related cost settlement with Party A on a regular basis in accordance with the agreement between the two parties.

3	Party A’s rights and obligations

3.1	Party A must guarantee and submit legal and valid documents to prove the legality of the project leasing;

3.2	Party A has the right to confirm in advance the “lease price list” and average rent proposed by Party B. Party A does not need to state any reasons for potential tenants that do not meet the pricing targets of the “lease price list” or that do not meet Party A’s requirements. You have the right not to accept it;

3.3	Party A is responsible for providing relevant information about the project, including the latest property floor plan and room type plan, ownership information, delivery status list, property service content, and other information that Party B deems necessary to perform the work (the above information is proposed by Party B, and provided or confirmed by Party A). Party A guarantees the authenticity and legality of all information, materials and documents provided to Party B for the project, and Party A shall fully cooperate with and support Party B’s operation and management work, and promptly answer the engineering, technical and other issues of the project;

3.4	Party B agrees and authorizes Party A to have the right to use Party B’s brand and/or logo to conduct legal publicity activities related to this project during the period of this agreement;

3.5	Party A must provide Party B with office space with basic office conditions for Party B’s on-site investment promotion and operation personnel, so that Party B can smoothly carry out the asset operation and management of the project;

3.6	Party A shall bear all third-party expenses related to project investment and operation (including but not limited to advertising expenses, intermediary commissions, and supplier fees for security, cleaning, green plants, Internet, office supplies, etc.).

4	Party B’s rights and obligations

4.1	Party B must establish a dedicated group responsible for communicating with Party A about specific leasing promotion and daily operation of the project, and performing daily work;

4.2	Party B must participate in regular project meetings or emergency meetings at the time notified by Party A. The specific time and location shall be determined by negotiation between both parties;

4.3	Party B shall provide Party A with a rental strategy, including the project’s average rental positioning, unit division and pricing strategy; and submit a “lease price list” (including market quotation and authorized base price) to Party A before comprehensive market promotion, and Party B shall obtain The quotation can only be made after written confirmation from Party A. If written confirmation from Party A is not obtained, all pricing of this project by Party B will be deemed invalid;

4.4	Party B will make full use of its own publicity methods and networks, such as market analysis reports, web pages, chambers of commerce and other related group activities, etc., to mobilize tenant network resources at home and abroad, and use appropriate and effective methods to find and contact tenants suitable for the project;

4.5	Party B shall be responsible for arranging and accompanying tenants to visit and inspect the project, and shall provide Party A with a leasing progress report in writing on a weekly basis. The contents of the report include tenant visit records, potential tenant registration forms, potential tenants’ industries, current office locations, required area and Floor, rental budget, rent and progress of tenants under negotiation, statistics of rents completed, etc.;

4.6	Party B shall provide Party A with tenant information in a timely manner and assist Party A in formulating the lease contract text, letter of intent and other documents, assist Party A in negotiating the lease contract, assist Party A in signing the lease contract with the tenant, and assist Party A in handling the lease contract registration procedures. and safeguard the interests of Party A;

4.7	Without the written permission of Party A, Party B shall not use the name and trademark of Party A’s company and/or the project in advertising or external publicity unrelated to the project;

4.8	During the validity period of this agreement, any promotion and agency activities carried out by Party B for the project shall comply with the relevant laws and regulations of the People’s Republic of China;

4.9	Party B shall regularly provide Party A with market information, including Beijing office building market supply and absorption analysis, office building rental trend analysis, market supply status, demand status, vacancy rate, rental status, etc.;

4.10	Party B is responsible for assisting Party A in determining the project positioning and refining the theme concept and core packaging concept;

4.11	Party B provides advice on the preparation and production of appropriate promotional brochures, hand signs, newspaper advertisements, emails, business communications, billboards, banners, public activities, demonstration units, etc., and submits various other advertising and promotional tools to Party A. Class suggestions. Any promotional materials about the project that include the name of the leasing agent may not be released to the public without Party A’s written permission. Party A will own the copyright of all promotional materials created by Party A itself or its consultants;

4.12	Party B must cooperate with Party A in formulating a public relations and publicity plan for the project to enhance the visibility of the project;

4.13	Party B is obliged to assist Party A in organizing the design and layout of model houses, delivering standard house plans, and planning advertising plans;

4.14	Party B shall arrange personnel to assist Party A in collecting the first installment of rent, performance bond and relevant lease documents of the lessee;

4.15	Party B shall not enter into any contract or agreement with any tenant regarding the leasing of this project without the written consent of Party A under any circumstances. The lease contract template is determined by Party A. Party B may not change the content of the contract without Party A’s written consent;

4.16	Party B must assist Party A in completing the management of all tenants in the project;

4.17	Party B must assist Party A in completing the selection, docking and daily management of project operation suppliers;

4.18	Party B shall abide by various specifications and procedures established for this project during negotiations with suppliers and third-party intermediaries, and safeguard the interests of Party A.

5	Criteria for leasing transactions

5.1	When the lessee and Party A sign a formal lease contract for this project, and the lessee has paid the lease deposit and the first installment of rent as stipulated in the lease contract, and the lessee completes the delivery of the leased property, it can be deemed as a lease transaction.

6	Calculation method and payment method of entrusted management operation service fee

6.1	Investment agency fee

6.1.1 Leasing transaction agency fees for new tenants:

50%] of the first monthly rent under the lease contract of the transaction unit as mentioned in Article 5, that is, [0.5 ] first monthly rent of the monthly lease contract will be used as the leasing transaction agency fee standard.

6.1.2 Investment incentive commission:

If Party B completes the agreed leasing target, Party B will receive an additional reward equivalent to [0.2] months of the first monthly rent of the lease contract for the transaction area. The payment method of leasing incentive commission is the same as the “lease transaction agency fee for new tenants”.

Incentive commission (The unit of calculation is “the first monthly rent of the contract”)
Agreed rental goals	Party B
During the entrustment period, the leasing area of this project through Party B’s leasing reached 3,000 square meters;	Party B will be rewarded with an additional [0.2 ] month of first -term monthly rent for all transactions after the lease transaction area exceeds 3,000 square meters.

6.2	Agency commission

After Party A pays the third-party intermediary commission generated by the leasing transaction of new customers directly to Party B, Party B then pays it to the relevant third-party agency company. Regarding the commission policy of the third-party agency company, the two parties will make timely suggestions based on the market conditions at each marketing stage during the validity period of this agreement, and it will be implemented after written consent of both parties.

6.3	Renewal bonus commission

For the tenants currently leasing the project, if Party B assists Party A in completing the relevant renewal work, Party B will receive a reward equivalent to the first monthly rent of [0.2] months of the transaction area lease contract.

6.4	Payment of service fees

6.4.1 Investment agency fees and intermediary commissions :

30] days from the date when the lease transaction is completed as stipulated in Article 5 of this Agreement and all information on Party B’s invoices, agency fees and intermediary commissions are received and confirmed by Party A. cost.

6.4.2 Renewal bonus commission:

30] days from the date when Party B completes the renewal of the tenant’s contract and receives all the information on Party B’s invoice and incentive commission payment, which are confirmed to be correct by Party A.

6.4.3 Party A shall pay the above service fees by bank transfer to the bank account designated by Party B. The specific bank account information is as follows:

Account name: XXX

Bank: XXX

Account number: XXXX

6.5	Taxes and invoices

Before Party B collects the service fees paid by Party A, it shall issue corresponding true and valid financial invoices to Party A (taxes shall be borne by itself).

6.6	If Party B’s services cannot meet the terms agreed in this Agreement or Party B has other violations of this Agreement, Party A has the right to delay or suspend payment until Party B meets the terms agreed in this Agreement or corrects the breach of contract.

7	Liability for breach of contract

7.1	If any party is unable to perform its obligations under this Agreement due to force majeure or government action, the party shall not be liable for breach of contract, but the party shall report the force majeure in writing to the other party within [10] working days after the event occurs, and Provide relevant supporting documents;

7.2	If Party B breaches the terms of this Agreement, Party A has the right to pursue Party B for breach of contract compensation and other relevant civil legal liabilities in accordance with the Contract Law and other legal provisions and the provisions of this Agreement;

7.3	If Party B violates its confidentiality obligations and improperly discloses Party A’s business secrets, causing damage to Party A, it shall compensate Party A for the losses;

7.4	If Party B conceals, fabricates information or maliciously colludes or other behavior that affects the interests of Party A, Party A has the right to terminate this agreement and recover the losses caused to Party A from the breaching party;

7.5	The liability of Party B, its employees, agents or subcontractors for loss or damage arising out of or in connection with this Agreement (whether such liability is caused by negligence or involves negligence) is limited to the amount paid by Party A to Party B under this Agreement. expenses. Notwithstanding any different provisions in this Agreement, Party B’s liability under this Agreement shall not apply to any indirect losses or loss of profits.

8	Cancellation and termination of agreement

8.1	If the services provided by Party B fail to comply with the provisions of this Agreement, Party A may notify Party B in writing to make corrections or remedies. If Party B fails to make corrections or remedies within [10] days after receiving the written notification, Party A shall Party A has the right to notify Party B in writing [10] days in advance to terminate this Agreement, and Party A has the right to require Party B to compensate Party A for its actual losses;

8.2	During the entrustment period, Party A has the right to terminate the agreement by giving [1] month written notice to Party B in advance, and Party B also has the right to terminate this agreement by giving [1] month written notice to Party A in advance. At that time, Party B shall hand over the work to Party A. After confirmation by both parties, Party A shall settle all fees payable to Party B within [1] month. If the customer introduced and registered by Party B during the term of this Agreement signs a lease contract with Party A within [3] months after the termination of this Agreement, Party A shall still pay Party B’s agency fee in accordance with the provisions of this Agreement;

8.3	settle all the unpaid agency fees due to Party B within [30] days after the date on which this Agreement expires or is terminated early for any reason. Or after both parties terminate this agreement, if the “Lease of Intent” has been signed before but the “Lease Contract” has not been signed, then after the “Lease Contract” is signed and the closing conditions are met, or after the tenant has actually used the house [1] If the closing conditions are met within three months (whichever occurs first ), Party A shall still pay the relevant agency fees to Party B as stipulated in this agreement. Party B must return all project information to Party A.

9	Confidentiality

9.1	During the term of this Agreement, the parties mutually acknowledge that information about Tenants and related agreements (collectively, the “Confidential Information”) must be kept strictly confidential. For information that is not in the public domain, the parties agree not to use it for any other purpose except for the purpose of carrying out work under this Agreement, and neither party shall disclose it to a third party without the written consent of the other party. Confidential Information.

10	notify

10.1	Any notice or communication between the parties hereto under or in connection with this Agreement shall be given in writing to the following address or by email to the following email address:

Party A:

address:

Contact person:

contact number:

email address:

Party B:

mailing address:

Contact person:

contact number:

email address:

10.2	Any notice or contact, if delivered directly, will be deemed received when delivered; if sent by registered mail, it will be deemed received [5] days after sending. If delivered by express delivery, it shall be deemed to be received on the [3rd] day after it is sent by express delivery; if it is delivered by email, it shall be deemed to be received on the [2nd] day after it is sent. If either party changes the above contact information, it shall promptly notify the other party of the changed contact information in accordance with the above notification method. Otherwise, any notice sent to the above address will be deemed to have been delivered.

11	Disclaimer

11.1	When natural disasters, wars and other unforeseen force majeure events, the occurrence and consequences of which cannot be prevented and avoided, directly affect the performance of this Agreement, or the performance cannot be performed according to the agreed conditions, the parties to the Agreement shall negotiate and decide whether to terminate the Agreement or part thereof. To be exempted from the obligation to perform the agreement, or to postpone the performance of the agreement.

12	Agreement disputes

12.1	Matters not covered in the agreement will be negotiated separately by both parties. If necessary, both parties may enter into a supplementary agreement under the conditions of this Agreement. The attachments to this Agreement and the supplementary agreement shall have the same legal effect as this Agreement. If there is a dispute between the two parties and they cannot negotiate amicably, it will be handled in accordance with the relevant national laws;

12.2	During the validity period of this agreement, neither party shall modify or change the contents of this agreement without the written consent of both parties;

12.3	During the validity period of this agreement, if either party A or B violates the above agreement, or a dispute arises during the performance of this agreement, both parties shall negotiate and resolve it in a friendly spirit. The maximum period of negotiation shall not exceed [30 ] days. ; If negotiation fails, either party may file a lawsuit with the People’s Court where the project is located.

13	Effectiveness of the Agreement

This agreement and all its attachments are an indivisible whole. This agreement is made in [2] copies. Party A and Party B each hold [1] copy. It will come into effect after both parties sign and seal it.

(No text below)

Party A:

Signed on behalf of:

Signing date:

Party B:

Signed on behalf of:

Signing date:

Attachment 1 : Project property details

Attachment 2: Rental price list